                       POWER OF ATTORNEY

                   PURSUANT TO SECTION 16(a)

                             OF THE

                SECURITIES EXCHANGE ACT OF 1934

     Know all by these presents, that the undersigned hereby constitutes and appoints each of John C. Goff, David

M. Dean and Jerry R. Crenshaw, Jr. the undersigned's true and lawful attorney-in-fact and agent, each with full power to act alone, for him and in his name, place and stead, in any and all capacities, to:

 (1)  execute for and on behalf of the undersigned all Forms 3, 4 and 5 (including any amendments thereto) that the undersigned may be required to file with the United States Securities and Exchange Commission (the

"Commission") in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules (as presently existing or as said section or rules may hereafter be amended) thereunder as a result of or in connection with the actual or deemed beneficial ownership or holdings of or transactions in securities of Crescent Real Estate Equities Company,

a Texas real estate investment trust (the "Company"), or the undersigned's serving as a trust manager or officer, or both, of the Company;

 (2)  do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5 [or replacement form] (including any amendment to any such Form 3, 4 or 5 [or replacement form]) and file such Form with the Commission and any stock exchange or similar authority; and

 (3)  take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

 The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present,

with full power of substitution, resubstitution, and revocation, hereby ratifying and confirming all that such attorney-in-

fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorneys-in-

fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming,

any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

 All prior powers of attorney which granted any of the powers described herein are revoked, and this Power of Attorney shall remain in full force and effect until the undersigned is no longer required under the federal securities laws to file Forms 3, 4 and 5 [or replacement form] with respect to the undersigned's beneficial ownership or holdings of and transactions in securities of the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact and filed with the Commission.

 IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of May 16, 2005.

                          /s/ Paul R. Smith

                          Paul R. Smith